EXHIBIT 32.2

                      STATEMENT OF CHIEF FINANCIAL OFFICER
                        OF PREMIERE GLOBAL SERVICES, INC.
                       PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                    ss. 906 OF THE SARBANES-OXLEY ACT OF 2002

      In connection with the Quarterly Report of Premiere Global Services, Inc. (the "Company") on Form 10-Q for the quarter ended September 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned Michael E. Havener, Chief Financial Officer of the Company, certifies, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

      (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

                                                /s/ Michael E. Havener
                                                --------------------------------
                                                Michael E. Havener
                                                Chief Financial Officer
                                                Premiere Global Services, Inc.
                                                November 8, 2007